AMENDMENT OF ARTICLES OF INCORPORATION

                                      OF

                        STRONG INSTITUTIONAL FUNDS, INC.

          The undersigned Vice President of Strong Institutional Funds, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to change the name of the Corporation to Strong Income Funds II, Inc., to redesignate the Corporation's shares of Common Stock as the Institutional series of the Strong Bond Fund, as indicated below, and to create the Advisor and Investor series of the Strong Bond Fund.

     1.     Article I is hereby deleted and replaced with the following:

                                   "ARTICLE I

          The name of the corporation (hereinafter, the "Corporation") is:

                         Strong Income Funds II, Inc."

     2. Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     "A.     The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

CLASS                   SERIES              AUTHORIZED NUMBER OF SHARES

Strong Bond Fund       Investor              Indefinite
                       Advisor               Indefinite
                       Institutional         Indefinite''

          This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on July 23, 1999 in accordance with
Section 180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required. No shares of the Investor or Advisor series of the Strong Bond Fund have been issued.

          Executed in duplicate this 26th day of July, 1999.

                                   STRONG INSTITUTIONAL FUNDS, INC.


                                   By:
                                          Stephen J. Shenkenberg, Vice President
This instrument was drafted by:
John S. Weitzer
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051